EXHIBIT 10.23


                              CONSULTING AGREEMENT

     This Consulting Agreement ("Agreement") is entered into and effective this 25th day of September, 2002, by and between HiEnergy Technologies, Inc. (the "Company"), a corporation organized and existing under the laws of the State of Washington and located at 1601 Alton Parkway, Unit B, Irvine, California 92606, And Barry Alter (the "Consultant"), an individual located at 488 Melrose Avenue, Toronto, ON M5M 2A2, CANADA.

     WHEREAS, the Consultant has served as the President, CEO and Treasurer of the Company since February 2002; and

     WHEREAS, the Company desires to continue to benefit from the expertise of the Consultant; and

     WHEREAS, the Consultant has the skills and resources necessary to assist the Company with raising additional funding;

NOW THEREFORE, in consideration of the promises and mutual covenants set forth in this Agreement, the parties hereby agree as follows:

1. PERFORMANCE BY CONSULTANT

     The Consultant agrees to provide consulting services (the "Services") specified in the Statement of Work attached hereto as Exhibit A.

2.   PAYMENT FOR SERVICES

a. Fees. The Company agrees to pay the Consultant for the Services based on a commission of $5,000 per month.

b.   Out-of-Pocket   Expenses.  The  Consultant  shall  be  reimbursed  for  all reasonable out-of-pocket expenses directly related to performance of the Services.

3.   PERFORMANCE OF SERVICES

     The Consultant shall perform the Services in a professional manner in accordance with accepted industry standards. The Consultant shall determine the manner in which the Services are to be performed and the specific hours to be worked by the Consultant. The Company will rely on the Consultant to work as many hours as may be reasonably necessary to fulfill the Consultant's obligations under this Agreement.


4. TERMINATION

a. Commencement. This Agreement shall commence on the date first set forth above and shall remain in effect for a period of twelve (12) months (the "Term"). Thereafter, this Agreement shall be renewed automatically without interruption for another one (1) year period at the same terms, conditions and compensation as set forth herein. After the initial Term, either party may notify the other party, in writing, of its election not to renew, in which event this Agreement will terminate ten (10) days after receipt of such notice. This Agreement may be renewed with revised terms, conditions and compensation only upon written agreement of both parties.

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b. Termination. During the Term, this Agreement may be terminated as follows:

          i. By either party, at any time during the term of this Agreement, upon thirty (30) days written notice to the other party; or

          ii. by either party, in the event the Company terminates or suspends its business, becomes subject to any bankruptcy or insolvency proceeding under Federal or state law, or becomes subject to direct control by a trustee or similar authority; or

          iii. by the Company, if at any time after the commencement of the Services by the Consultant, the Company, in its reasonable judgment, determines that such Services are inadequate, unsatisfactory, or substantially nonconforming to the specifications and descriptions contained herein and the problem is not remedied within twenty (20) business days of the Consultant's receipt of written notice describing the problem; or

          iv. by the Company, if at any time after the commencement of the Services by the Consultant, the Company, in its reasonable judgment, determines that the Consultant has committed a "for Cause" violation. In such an instance, the Company shall have the right to terminate this Agreement immediately and have no further duty to fulfill its obligations under this Agreement. "For Cause" is defined as the commission of any grossly negligent or reckless act in connection with the performance of the Services or the commission of any crime by the Consultant.

In the event that any of the above events occurs to a party, that party shall immediately notify the other party in writing of its occurrence, which written notice shall be effective upon mailing by first class mail, FedEx or other such delivery services at the respective addresses provided by the parties in this Agreement.

5. SUPPORT SERVICES

     The Company will provide support services, including office space and secretarial services, for the benefit of the Consultant.


6. CONFIDENTIAL INFORMATION

a. Non-Disclosure. Each party agrees not to use, disclose, sell, license, publish, reproduce or otherwise make available the Confidential Information of the other party except and only to the extent necessary to perform under this Agreement. Each party agrees to secure and protect the other party's Confidential Information in a manner consistent with the maintenance of the other party's confidential and proprietary rights in the information and to take appropriate action by instruction or agreement with its employees, consultants or other agents who are permitted access to the other party's Confidential Information to satisfy its obligations under this Section.

b. Definition. "Confidential Information" means a party's information, not generally known by non-party personnel, used by the party and which is proprietary to the party or the disclosure of which would be detrimental to the party. Confidential Information includes, but is not limited to, the following types of information (whether or not reduced to writing or designated as confidential):

          i. work product resulting from or related to Services performed under this Agreement;

          ii. a party's computer software, including documentation;

          iii. a party's internal personnel, financial, marketing and other business information and manner and method of conducting business;

          iv. a party's strategic, operations and other business plans and forecasts;

          v. confidential information provided by or regarding a party's employees, customers, vendors and other contractors; and

          vi. the existence of a contractual relationship between the parties.


7. INDEMNIFICATION

     The Consultant agrees to indemnify and shall hold harmless (including payment of reasonable attorneys' fees) the Company, its corporate affiliates, and any employee or agent thereof (each of the foregoing being hereinafter referred to individually as "Indemnified Party") against all liability to third parties (other than liability solely the fault of the Indemnified Party) arising from or in connection with the Consultant's breach of his obligations under this Agreement. The Consultant's obligation to indemnify any Indemnified Party will survive the expiration or termination of this Agreement by either party for any reason. The Company shall conduct the defense of any such third party action arising as described herein unless the Consultant and the Company shall mutually agree that the Consultant will conduct the defense.

8. LIMITATION OF LIABILITY

     In no event shall either of the parties hereto be liable to the other for the payment of any consequential, indirect, or special damages, including lost profits. The provisions of this Section, however, shall not apply in any way to the Consultant's obligations to indemnify any Indemnified Party.

9. INJUNCTIVE RELIEF

     It is hereby understood and agreed that damages shall be an inadequate remedy in the event of a breach by the Consultant of this Agreement and that any such breach by Consultant will cause the Company great and irreparable injury and damage. Accordingly, the Consultant agrees that the Company shall be entitled, without waiving any additional rights or remedies otherwise available to the Company at law or in equity or by statute, to injunctive and other equitable relief in the event of a breach or intended or threatened breach by the Consultant.

10. OTHER PROVISIONS

a. Status as Independent Contractor. The Consultant and the Company hereby acknowledge that the Consultant is an independent contractor. In his capacity as a consultant, the Consultant agrees not to hold himself out as, nor take any action from which third parties might reasonably infer that the Consultant is an employee, partner or agent of, or a joint venturer with the Company. In addition, the Consultant shall take no action which, to the knowledge of the Consultant, binds, or purports to bind, the Company to any contract or agreement.

b. Applicable Law and Forum. This Agreement shall be construed and enforced according to the laws of the State of California. All legal actions arising under this Agreement shall be instituted in, and both the Consultant and the Company consent to jurisdiction in the County of Orange, State of California.

c. Assignment. Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party. The Consultant consents to the Company's assignment of its rights and obligations hereunder in connection with a business combination transaction.

d. Notices. Any notice or other communication required or permitted under this Agreement shall be given in writing and delivered by hand or by registered or certified mail, postage prepaid and return receipt requested, to the following persons (or their successors pursuant to due notice):


     If for the Company:        HiEnergy Technologies, Inc.
                                1601 Alton Parkway, Unit B
                                Irvine, CA 92606
                                Attn: President

     If for the Consultant:     Barry Alter
                                488 Melrose Avenue
                                Toronto, ON M5M 2A2
                                CANADA

Such address may be changed from time to time by either party by providing written notice to the other in the manner set forth above.

e. Waiver. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

f. Entire Agreement. This Agreement, including Exhibit A, constitutes the entire agreement between the Consultant and the Company.

g. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

h. Amendments. This Agreement may be modified or amended if the amendment is made in writing and is signed by both parties.

i. Severability. If one or more provisions of this Agreement are held to be invalid or unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were excluded and shall be enforceable in accordance with its terms.

j. Counterparts and Facsimile Signature. This Agreement may be signed in counterparts, all of which when taken together shall constitute a single executed document. Signatures transmitted by facsimile shall be deemed valid execution of this Agreement binding on the parties.

k. Agreement, Read, Understood and Fair. The Consultant has carefully read and considered all provisions of this Agreement and agrees that all of the transactions set forth are fair and reasonable and are reasonably required for the protection of the interests of the Company.

     IN WITNESS WHEREOF, and in acknowledgment that the parties hereto have read and understood each and every provision hereof, the parties have executed this Agreement on the date first set forth above.

COMPANY:

HIENERGY  TECHNOLOGIES,  INC.



By:    /s/  Tom  Pascoe
    ----------------------------
       Tom  Pascoe
       Its:  President  and  CEO



CONSULTANT:



   /s/  Barry  Alter
--------------------------------
   Barry  Alter

                                   APPENDIX A

                                Statement of Work



The Consultant shall perform the following services for the Company:

1.

2.

3.